                                                                                        EXHIBIT 20.1

                                           Subsidiary Guarantees of Debt

The company's Senior Notes, Senior Subordinated Notes and Senior Credit Facility agreements are guaranteed on a full, unconditional and joint and several basis by certain of the company's wholly owned domestic subsidiaries.
The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of June 30, 2002, and December 31, 2001 (in millions of dollars).
The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

                                                                      CONSOLIDATED BALANCE SHEET
                                       ------------------------------------------------------------------------------------------
                                                                             June 30, 2002
                                       ------------------------------------------------------------------------------------------
                                            Ball            Guarantor         Non-Guarantor       Eliminating      Consolidated
                                         Corporation       Subsidiaries        Subsidiaries       Adjustments          Total
                                       ---------------    ---------------    ---------------     --------------    --------------
 ASSETS
 Current assets
   Cash and temporary investments        $     20.6         $      0.5         $    15.4           $      -          $     36.5
   Accounts receivable, net                     1.3              256.1              27.5                  -               284.9
   Inventories, net                             -                359.3              87.7                  -               447.0
   Deferred income tax benefits and
     prepaid expenses                         195.0              137.4               0.9               (266.0)             67.3
                                       ---------------    ---------------    ---------------     --------------    --------------
     Total current assets                     216.9              753.3             131.5               (266.0)            835.7
                                       ---------------    ---------------    ---------------     ---------------   --------------

 Property, plant and equipment, at cost        25.6            1,667.9             260.6                  -             1,954.1
 Accumulated depreciation                     (14.0)            (913.7)           (119.1)                 -            (1,046.8)
                                       ---------------    ---------------    ---------------     --------------    --------------
                                               11.6              754.2             141.5                  -               907.3
                                       ---------------    ---------------    ---------------     --------------    --------------

 Investments in subsidiaries                1,748.2               44.9               9.8             (1,802.9)              -
 Investments in affiliates                      7.2               21.7              48.2                  -                77.1
 Goodwill, net                                  -                318.3              33.4                  -               351.7
 Other assets                                 116.6               66.5              18.9                  -               202.0
                                       ---------------    ---------------    ---------------     --------------    --------------
     Total Assets                        $  2,100.5         $  1,958.9         $   383.3           $ (2,068.9)       $  2,373.8
                                       ===============    ===============    ===============     ==============    ==============

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Short-term debt and current
     portion of long-term debt           $     77.0         $      -           $    45.4           $      -          $    122.4
   Accounts payable                             4.9              253.9              47.5                  -               306.3
   Accrued employee costs and other
     current liabilities                       58.1              366.8              43.9               (266.0)            202.8
                                       ---------------    ---------------    ---------------     --------------    --------------
     Total current liabilities                140.0              620.7             136.8               (266.0)            631.5

   Long-term debt                             899.9               10.1               -                    -               910.0
   Intercompany borrowings                    395.7              219.9              83.3               (698.9)              -
   Employee benefit obligations,
     deferred income taxes and other          129.9              101.7              56.8                  -               288.4
                                       ---------------    ---------------    ---------------     --------------    --------------
     Total liabilities                      1,565.5              952.4             276.9               (964.9)          1,829.9
                                       ---------------    ---------------    ---------------     --------------    --------------

 Contingencies
 Minority interests                             -                  -                 8.9                  -                 8.9
                                       ---------------    ---------------    ---------------     --------------    --------------

 Shareholders' equity:
   Convertible preferred stock                  -                  -               179.6               (179.6)              -
                                       ---------------    ---------------    ---------------     --------------    --------------
     Preferred shareholders' equity             -                  -               179.6               (179.6)              -
                                       ---------------    ---------------    ---------------     --------------    --------------

   Common stock                               499.6              724.6             239.2               (963.8)            499.6
   Retained earnings (deficit)                477.2              283.1            (300.0)                16.9             477.2
   Accumulated other comprehensive loss       (26.6)              (1.2)            (21.3)                22.5             (26.6)
   Treasury stock, at cost                   (415.2)               -                 -                    -              (415.2)
                                       ---------------    ---------------    ---------------     --------------    --------------
     Common shareholders' equity
      (deficit)                               535.0            1,006.5             (82.1)              (924.4)            535.0
                                       ---------------    ---------------    ---------------     --------------    --------------
        Total shareholders' equity            535.0            1,006.5              97.5             (1,104.0)            535.0
                                       ---------------    ---------------    ---------------     --------------    --------------
     Total Liabilities and
        Shareholders' Equity             $  2,100.5         $  1,958.9         $   383.3           $ (2,068.9)       $  2,373.8
                                       ===============    ===============    ===============     ==============    ==============

                                                                    CONSOLIDATED BALANCE SHEET
                                     ------------------------------------------------------------------------------------------
                                                                         December 31, 2001
                                     ------------------------------------------------------------------------------------------
                                          Ball           Guarantor        Non-Guarantor      Eliminating       Consolidated
                                      Corporation      Subsidiaries        Subsidiaries      Adjustments           Total
                                     --------------- ------------------ ----------------- ------------------ ------------------
 ASSETS
 Current assets
   Cash and temporary investments      $     52.7      $      0.4         $      30.0       $        -         $      83.1
   Accounts receivable, net                   1.6           142.6                27.8                -               172.0
   Inventories, net                           -             375.5                73.8                -               449.3
   Deferred income tax benefits and
     prepaid expenses                       183.3           126.2                 1.6             (222.0)             89.1
                                     --------------- ------------------ ----------------- ------------------ ------------------
     Total current assets                   237.6           644.7               133.2             (222.0)            793.5
                                     --------------- ------------------ ----------------- ------------------ ------------------

 Property, plant and equipment, at
   cost                                      25.9         1,620.2               258.7                -             1,904.8
 Accumulated depreciation                   (13.8)         (870.8)             (115.8)               -            (1,000.4)
                                     --------------- ------------------ ----------------- ------------------ ------------------
                                             12.1           749.4               142.9                -               904.4
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Investments in subsidiaries              1,637.8            57.9                 9.8           (1,705.5)              -
 Investments in affiliates                    7.4            15.3                46.1                -                68.8
 Goodwill, net                                -             326.6                31.2                -               357.8
 Other assets                               106.2            65.5                17.4                -               189.1
                                     --------------- ------------------ ----------------- ------------------ ------------------
     Total Assets                      $  2,001.1      $  1,859.4         $     380.6       $   (1,927.5)      $   2,313.6
                                     =============== ================== ================= ================== ==================

 LIABILITIES AND SHAREHOLDERS'
   EQUITY
 Current liabilities
   Short-term debt and current
     portion of long-term debt         $     67.0      $      -           $      48.0       $        -         $     115.0
   Accounts payable                           4.1           215.7                38.7                -               258.5
   Accrued employee costs and other
     current liabilities                     54.4           324.9                43.9             (222.0)            201.2
                                     --------------- ------------------ ----------------- ------------------ ------------------
     Total current liabilities              125.5           540.6               130.6             (222.0)            574.7

   Long-term debt                           939.0            10.1                 -                  -               949.1
   Intercompany borrowings                  308.2           291.7                98.9             (698.8)              -
   Employee benefit obligations,
     deferred income taxes and other        124.3            95.4                56.3                -               276.0
                                     --------------- ------------------ ----------------- ------------------ ------------------
     Total liabilities                    1,497.0           937.8               285.8             (920.8)          1,799.8
                                     --------------- ------------------ ----------------- ------------------ ------------------

 Contingencies
 Minority interests                           -               -                   9.7                -                 9.7
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Shareholders' equity:
   Convertible preferred stock                -               -                 179.6             (179.6)              -
                                     --------------- ------------------ ----------------- ------------------ ------------------
   Preferred shareholders' equity             -               -                 179.6             (179.6)              -
                                     --------------- ------------------ ----------------- ------------------ ------------------

   Common stock                             478.9           724.5               239.2             (963.7)            478.9
   Retained earnings (deficit)              410.0           207.8              (304.7)              96.9             410.0
   Accumulated other comprehensive
     loss                                   (43.7)          (10.7)              (29.0)              39.7             (43.7)
   Treasury stock, at cost                 (341.1)            -                   -                  -              (341.1)
                                     --------------- ------------------ ----------------- ------------------ ------------------
     Common shareholders' equity            504.1           921.6               (94.5)            (827.1)            504.1
                                     --------------- ------------------ ----------------- ------------------ ------------------
        Total shareholders' equity          504.1           921.6                85.1           (1,006.7)            504.1
                                     --------------- ------------------ ----------------- ------------------ ------------------
     Total Liabilities and
        Shareholders' Equity           $  2,001.1      $  1,859.4         $     380.6       $   (1,927.5)      $   2,313.6
                                     =============== ================== ================= ================== ==================

                                                                CONSOLIDATED STATEMENT OF EARNINGS
                                     ------------------------------------------------------------------------------------------
                                                              For the Six Months Ended June 30, 2002
                                     ------------------------------------------------------------------------------------------
                                          Ball           Guarantor        Non-Guarantor      Eliminating       Consolidated
                                      Corporation      Subsidiaries        Subsidiaries      Adjustments           Total
                                     --------------- ------------------ ----------------- ------------------ ------------------

 Net sales                             $      -        $  1,844.7         $     173.8       $     (108.4)      $   1,910.1
 Costs and expenses
   Cost of sales (excluding
     depreciation and amortization)           -           1,569.7               147.3             (108.4)          1,608.6
   Depreciation and amortization              1.0            63.4                 8.4                -                72.8
   Selling and administrative                12.9            53.7                 9.1                -                75.7
   Receivable securitization fees
     and other                                -               2.0                (0.1)               -                 1.9
   Interest expense                          20.0            12.0                 4.3                -                36.3
   Equity in net results of
     subsidiaries                           (80.0)            -                   -                 80.0               -
   Corporate allocations                    (25.7)           25.7                 -                  -                 -
                                     --------------- ------------------ ----------------- ------------------ ------------------
                                            (71.8)        1,726.5               169.0              (28.4)          1,795.3
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Earnings (loss) before taxes                71.8           118.2                 4.8              (80.0)            114.8
 Provision for taxes                          5.8           (44.3)               (1.7)               -               (40.2)
 Minority interests                           -               -                  (0.8)               -                (0.8)
 Equity in net results of affiliates         (0.2)            1.4                 2.4                -                 3.6
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Earnings (loss) attributable to
   common shareholders                 $     77.4      $     75.3         $       4.7       $      (80.0)      $      77.4
                                     =============== ================== ================= ================== ==================

                                                                CONSOLIDATED STATEMENT OF EARNINGS
                                     ------------------------------------------------------------------------------------------
                                                               For the Six Months Ended July 1, 2001
                                     ------------------------------------------------------------------------------------------
                                          Ball           Guarantor        Non-Guarantor      Eliminating       Consolidated
                                      Corporation      Subsidiaries        Subsidiaries      Adjustments           Total
                                     --------------- ------------------ ----------------- ------------------ ------------------

 Net sales                             $      -        $  1,752.3         $     202.1       $     (111.8)      $   1,842.6
 Costs and expenses
   Cost of sales (excluding
     depreciation and amortization)           -           1,512.4               173.1             (111.8)          1,573.7
   Depreciation and amortization              1.1            64.0                12.0                -                77.1
   Business consolidation costs               -              16.0               237.7                -               253.7
   Selling and administrative                 4.7            43.6                12.6                -                60.9
   Receivable securitization fees
     and other                                -               7.2                (0.2)               -                 7.0
   Interest expense                          26.9            17.3                 2.7                -                46.9
   Equity in net results of
     subsidiaries                           193.9             -                   -               (193.9)              -
   Corporate allocations                    (24.8)           24.8                 -                  -                 -
                                     --------------- ------------------ ----------------- ------------------ ------------------
                                            201.8         1,685.3               437.9             (305.7)          2,019.3
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Earnings (loss) before taxes              (201.8)           67.0              (235.8)             193.9            (176.7)
 Provision for taxes                         58.2           (25.6)               (1.7)               -                30.9
 Minority interests                           -               -                   1.2                -                 1.2
 Equity in net results of affiliates          -              (0.3)                1.3                -                 1.0
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Net earnings (loss)                       (143.6)           41.1              (235.0)             193.9            (143.6)
 Preferred dividends, net of tax             (1.2)            -                   -                  -                (1.2)
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Earnings (loss) attributable to
   common shareholders                 $   (144.8)     $     41.1         $    (235.0)      $      193.9       $    (144.8)
                                     =============== ================== ================= ================== ==================

                                                               CONSOLIDATED STATEMENT OF CASH FLOWS
                                     ------------------------------------------------------------------------------------------
                                                              For the Six Months Ended June 30, 2002
                                     ------------------------------------------------------------------------------------------
                                          Ball           Guarantor        Non-Guarantor      Eliminating       Consolidated
                                      Corporation      Subsidiaries        Subsidiaries      Adjustments           Total
                                     --------------- ------------------ ----------------- ------------------ ------------------

 Cash Flows from Operating Activities
   Net earnings (loss)                 $     77.4      $     75.3         $       4.7       $      (80.0)      $      77.4
   Noncash charges to net earnings:
     Depreciation and amortization            1.0            63.4                 8.4                -                72.8
     Deferred income taxes                    0.3            15.6                (0.4)               -                15.5
     Equity in net results of
        subsidiaries                        (79.8)           (1.4)               (1.6)              80.0              (2.8)
     Other, net                              11.3           (11.1)                0.1                -                 0.3
     Changes in working capital
        components                          (12.2)          (21.2)               (1.6)               -               (35.0)
                                     --------------- ------------------ ----------------- ------------------ ------------------
        Net cash provided by (used
          in) operating activities           (2.0)          120.6                 9.6                -               128.2
                                     --------------- ------------------ ----------------- ------------------ ------------------

 Cash Flows from Investing Activities
   Additions to property, plant and
     equipment                               (0.8)          (59.5)               (4.1)               -               (64.4)
   Investments in and advances to
     affiliates, net of dividends            72.5           (56.9)              (15.6)               -                 -
   Miscellaneous investments and
     other, net                              (4.2)            4.1                (1.8)               -               (10.1)
                                     --------------- ------------------ ----------------- ------------------ ------------------
      Net cash provided by (used
          in) investing activities           67.5          (120.5)              (21.5)               -               (74.5)
                                     --------------- ------------------ ----------------- ------------------ ------------------

 Cash Flows from Financing Activities
   Repayments of long-term
     borrowings                             (33.5)            -                   -                  -               (33.5)
   Change in short-term borrowings            -               -                  (2.8)               -                (2.8)
   Common dividends                         (10.2)            -                   -                  -               (10.2)
   Proceeds from issuance of common
     stock under various employee
     and shareholder plans                   20.1             -                   -                  -                20.1
   Acquisitions of treasury stock           (74.0)            -                   -                  -               (74.0)
   Other, net                                 -               -                   0.1                -                 0.1
                                     --------------- ------------------ ----------------- ------------------ ------------------
        Net cash provided by (used
          in) financing activities          (97.6)            -                  (2.7)               -              (100.3)
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Net Change in Cash and Temporary
   Investments                              (32.1)            0.1               (14.6)               -               (46.6)
 Cash and Temporary Investments -
   Beginning of Period                       52.7             0.4                30.0                -                83.1
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Cash and Temporary Investments -
   End of Period                       $     20.6      $      0.5         $      15.4       $        -         $      36.5
                                     =============== ================== ================= ================== ==================

                                                               CONSOLIDATED STATEMENT OF CASH FLOWS
                                     ------------------------------------------------------------------------------------------
                                                               For the Six Months Ended July 1, 2001
                                     ------------------------------------------------------------------------------------------
                                          Ball           Guarantor        Non-Guarantor      Eliminating       Consolidated
                                      Corporation      Subsidiaries        Subsidiaries      Adjustments           Total
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Cash Flows from Operating Activities
   Net earnings (loss)                 $   (143.6)     $     41.2         $    (235.1)      $      193.9       $    (143.6)
   Noncash charges to net earnings:
     Depreciation and amortization            1.0            64.0                12.1                -                77.1
     Business consolidation costs             -              16.0               235.2                -               251.2
     Deferred income taxes                  (15.1)           22.5                 0.8                -                 8.2
     Equity in net results of
        subsidiaries                        193.9             -                   -               (193.9)              -
     Other, net                               5.0           (20.5)               (1.5)               -               (17.0)
     Changes in working capital
        components                          (51.3)         (122.3)              (15.8)               -              (189.4)
                                     --------------- ------------------ ----------------- ------------------ ------------------
        Net cash provided by (used
          in) operating activities          (10.1)            0.9                (4.3)               -               (13.5)
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Cash Flows from Investing Activities
   Additions to property, plant and
     equipment                               (1.4)          (26.7)               (9.1)               -               (37.2)
   Investments in and advances to
     affiliates, net of dividends             7.9             9.1               (17.0)               -                 -
   Incentive loan receipts and
     other, net                              (1.6)           16.9                 2.3                -                17.6
                                     --------------- ------------------ ----------------- ------------------ ------------------
        Net cash provided by (used
          in) investing activities            4.9            (0.7)              (23.8)               -               (19.6)
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Cash Flows from Financing Activities
   Long-term borrowings                      55.0             -                   -                  -                55.0
   Repayments of long-term
     borrowings                             (26.0)            -                   -                  -               (26.0)
   Change in short-term borrowings            -               -                  31.9                -                31.9
   Common and preferred dividends           (10.2)            -                   -                  -               (10.2)
   Proceeds from issuance of common
     stock under various employee
     and shareholder plans                   16.6             -                   -                  -                16.6
   Acquisitions of treasury stock           (32.6)            -                   -                  -               (32.6)
   Other, net                                (2.4)            -                   0.1                -                (2.3)
                                     --------------- ------------------ ----------------- ------------------ ------------------
        Net cash provided by
          financing activities                0.4             -                  32.0                -                32.4
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Net Change in Cash and Temporary
   Investments                               (4.8)            0.2                 3.9                -                (0.7)
 Cash and Temporary Investments -
   Beginning of Period                       12.3             0.2                13.1                -                25.6
                                     --------------- ------------------ ----------------- ------------------ ------------------
 Cash and Temporary Investments -
   End of Period                       $      7.5      $      0.4         $      17.0       $        -         $      24.9
                                     =============== ================== ================= ================== ==================